EXHIBIT 12



QUALITY STORES, INC.
Schedule Regarding Computation of Ratio of Earnings to Fixed Charges (In Thousands Except Ratios)



                                                       Three Months Ended
                                                 -----------------------------
                                                  July 31,           August 1,
                                                    1999               1998
                                                 ---------           ---------

Fixed charges:
  Interest expense                                $ 9,079             $ 4,560
  Portion of rent expense representing interest     1,400                 743
                                                  -------             -------
                                                   10,479               5,303
                                                  =======             =======

Earnings:
  Income before income taxes                        8,250              11,136
  Fixed charges                                    10,479               5,303
                                                  -------             -------
                                                  $18,729             $16,439
                                                  =======             =======


Ratio of earnings to fixed charges                  1.8 x               3.1 x
                                                  =======             =======


                                                       Nine Months Ended
                                                 -----------------------------
                                                  July 31,           August 1,
                                                    1999               1998
                                                 ---------           ---------


Fixed charges:
  Interest expense                                $19,513             $15,358
  Portion of rent expense representing interest     2,920               2,240
                                                  -------             -------
                                                   22,433              17,598
                                                  =======             =======
Earnings:
  Income before income taxes                       13,626              15,164
  Fixed charges                                    22,433              17,598
                                                  -------             -------
                                                  $36,059             $32,762
                                                  =======             =======


Ratio of earnings to fixed charges                  1.6 x               1.9 x
                                                  =======             =======